Exhibit 10.1

TERMINATION LETTER

This Termination Letter (this “Agreement”) is entered into as of June 3, 2026, by and among CleanCore Solutions, Inc. (the “Company”), Maxim Group LLC (“Maxim”), and Curvature Securities LLC (“Curvature,” and together with Maxim, the “Agents,” and each, an “Agent”).

WHEREAS, the Company and the Agents are parties to that certain Amended and Restated Sales Agreement, dated as of August 29, 2025 (the “Sales Agreement”);

WHEREAS, the Company has entered into a separate waiver and release agreement with each of Curvature and Maxim, respectively, in connection with the transactions contemplated by the Sales Agreement; and

WHEREAS, the parties hereto desire to terminate the Sales Agreement in its entirety, effective as of the date hereof, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Termination. The Sales Agreement is hereby terminated in its entirety, effective as of the date hereof (the “Termination Date”). From and after the Termination Date, the Sales Agreement shall be of no further force or effect, and no party shall have any further rights or obligations thereunder, except as expressly set forth herein or as otherwise provided in the separate waiver and release agreements entered into between the Company and each Agent. Each party hereby waives any notice period or other procedural requirements that may otherwise be required under the Sales Agreement in connection with such termination.

2.	Survival. Notwithstanding Section 1, any provisions of the Sales Agreement that by their terms survive termination (including, without limitation, provisions relating to indemnification, contribution, and governing law) shall continue in full force and effect in accordance with their terms, except as modified by the separate waiver and release agreements entered into between the Company and each Agent.

3.	No Further Sales. Effective as of the Termination Date, the Agents shall not make any further sales or offers to sell the Company’s securities pursuant to the Sales Agreement, and shall promptly wind down any pending settlement obligations in accordance with customary market practice.

4.	Representations and Warranties. Each party represents and warrants to the other parties that (a) it has full power and authority to execute, deliver, and perform this Agreement, (b) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate or limited liability company action, and (c) this Agreement constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors’ rights generally and to general principles of equity.

5.	Waiver and Release Agreements. For the avoidance of doubt, the separate waiver and release agreements entered into between the Company and each of Maxim and Curvature, respectively, shall remain in full force and effect in accordance with their respective terms and are not modified or superseded by this Agreement.

6.	Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, City of New York, for any action arising out of or relating to this Agreement.

7.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or electronic transmission (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.	Entire Agreement. This Agreement, together with the separate waiver and release agreements referenced herein, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, and agreements relating thereto.

9.	Amendment. This Agreement may not be amended, modified, or supplemented except by a written instrument signed by all parties hereto.

10.	Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

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(Signature Page Follows)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CLEANCORE SOLUTIONS, INC.

By:	/s/ Tyler Hassen
Name:	Tyler Hassen
Title:	Chief Executive Officer

MAXIM GROUP LLC

By:	/s/ James Siegel
Name:	James Siegel
Title:	General Counsel

CURVATURE SECURITIES LLC

By:	/s/ Michael Bodner
Name:	Michael Bodner
Title:	President